SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         Fair, Isaac and Company, Incorporated
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------------

      4. Proposed maximum aggregate value transaction:

         --------------------------------------------------------------------

      5. Total fee paid:

         --------------------------------------------------------------------

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 5, 2002

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Fair, Isaac and Company, Incorporated (the "Company") will be held at 9:30 A.M., local time, on Tuesday, February 5, 2002, at the Embassy Suites, 101 McInnis Parkway, San Rafael, California, for the following purposes:

1. To elect directors to serve until the 2003 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 35,000,000 shares to 100,000,000 shares.

3. To approve amendments to the Company's 1992 Long-term Incentive Plan as described in the accompanying Proxy Statement.

4. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending September 30, 2002; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on Monday, December 10, 2001, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for at least 10 days prior to the Annual Meeting at the Company's offices, 200 Smith Ranch Road, San Rafael, California.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                                 Sincerely,

                                                 Henk J. Evenhuis
                                                 Vice President, Chief Financial
                                                 Officer and Secretary

San Rafael, California
December 28, 2001

--------------------------------------------------------------------------------
Your Vote is Important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed form of proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                      Fair, Isaac and Company, Incorporated
                              200 Smith Ranch Road
                             San Rafael, California

Proxy Statement

      This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, February 5, 2002, and any postponement or adjournment thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2001, which includes a copy of the Company's Annual Report on Form 10-K, accompanies this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 28, 2001.

Proxy Solicitation

      The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by giving written notice of revocation to the Corporate Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not of itself revoke a proxy; however, any stockholder who does attend the Annual Meeting may revoke a proxy previously submitted by voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the seven nominees for director listed in this Proxy Statement, FOR the amendment to the Company's Restated Certificate of Incorporation, FOR the amendments to the 1992 Long-term Incentive Plan, and FOR the ratification of the appointment of KPMG LLP as the Company's auditors for the fiscal year 2002.

      The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and other employees of the Company may communicate with stockholders either in person or by telephone for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation. The Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies at a cost of $8,500 plus normal out-of-pocket expenses.

Outstanding Shares and Voting Rights

      Only stockholders of record at the close of business on December 10, 2001 (the "record date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, there were 22,883,562 shares of the Company's Common Stock, $0.01 par value, issued and outstanding, excluding 942,512 shares of Common Stock held as treasury stock by the Company. The shares held as treasury stock are not entitled to be voted. On June 4, 2001 the Company effected a three-for-two stock split in the form of a Common Stock dividend. All share numbers in this Proxy Statement reflect the stock split.

      Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting, subject to the provisions regarding cumulative voting in the election of directors as described below. A plurality of the votes cast is required for the election of the seven nominees for director listed in this Proxy Statement under Proposal 1. The affirmative vote of a majority of the shares of Common Stock outstanding on the record date is required to approve Proposal 2 with respect to the amendment of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock. The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is necessary to approve Proposal 3 with respect to the amendments to the Company's 1992 Long-term Incentive Plan, and to ratify Proposal 4, the appointment of KPMG LLP as the Company's auditors for the fiscal year 2002. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative votes and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and have the effect of negative votes with regard to Proposal 2, 3 and 4. In the event that a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, such broker non-votes will also be counted towards a quorum and will have the same effect as negative votes with regard to Proposal 2, but will not be counted in determining whether Proposals 3 and 4 are approved.

      As to the election of the directors, each stockholder is entitled to one vote per share multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for a single candidate or may distribute them among the number of director candidates to be voted for, or for any two or more candidates as the stockholder may see fit; provided, however, that no stockholder shall be entitled so to cumulate votes unless such candidate's or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

      The Board of Directors currently consists of eight members. Robert M. Oliver has announced his intention to retire from the Board at the time of the Annual Meeting. Accordingly, the Board has approved an amendment to the Company's By-laws reducing the size of the Board from eight to seven at the time of the Annual Meeting. The Board of Directors has nominated the following seven persons, all of whom currently are serving as directors, for election as directors to serve until the 2003 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified.

      A. George Battle, Director. Mr. Battle was elected a director in August 1996. The Board of Directors has elected Mr. Battle Chairman of the Board effective at the time of the Annual Meeting. Since December 2000, Mr. Battle has served as Chief Executive Officer of Ask Jeeves, Inc. From 1968 until his retirement in 1995, Mr. Battle was an employee and then partner of Arthur Andersen and Andersen Consulting. Mr. Battle's last position at Andersen Consulting was Managing Partner, Market Development. In that role he was responsible for Andersen Consulting's worldwide industry activities, its Change Management and Strategic Services offerings, and worldwide marketing and advertising. He served as a Presidential Exchange Executive with the United States Department of Health, Education and Welfare during 1975-1976. Mr. Battle is a Senior Fellow of the Aspen Institute and a director of Ask Jeeves, Inc.; PeopleSoft, Inc.; Barra, Inc. Masters Select Equity Mutual Fund and Masters Select International Mutual Fund. Mr. Battle is also an Advisory Board Member of Certive, Di Carta and Nightfire. He is past President of the Board of Trustees of the Berkeley Repertory Theatre, past Chairman of the Board of the Head Royce School and a national trustee of the Marcus A. Foster Educational Institute. Mr. Battle received a degree in Economics from Dartmouth College and an M.B.A. from the Stanford University Business School. Mr. Battle is 57 years old.

      Tony J. Christianson, Director. Mr. Christianson was elected a director in November 1999. Since its founding in 1980, Mr. Christianson has been a Managing Partner of Cherry Tree Investments, Inc., a private equity investment firm focused on application service providers, education businesses and information technology services companies. He is also a director of Peoples Education Holding, Inc.; Transport Corp. of America; AmeriPride Services, Inc.; Dolan Media Company and Capella Education Company. Mr. Christianson also serves as the chair of Adam Smith Company, a closely held investment company. He holds a B.S. in Economics and Accounting from St. John's University of Collegeville, Minnesota, and an M.B.A. from the Harvard Business School. Mr. Christianson is 49 years old.

      Thomas G. Grudnowski, Director, President and Chief Executive Officer. Mr. Grudnowski joined the Company on December 2, 1999, as the Company's President and Chief Executive Officer and was elected a director effective that date. From 1972 until December 1, 1999, he was employed by Andersen Consulting. He was named a partner in 1983, and in his last position at Andersen Consulting he was Managing Partner in charge of Andersen's line-of-business e-commerce ventures. Mr. Grudnowski holds a B.S. in Mathematics and Accounting from St. John's University in Collegeville, Minnesota. Mr. Grudnowski is 51 years old.

      Philip G. Heasley, Director. Mr. Heasley was elected a director in November 2000. Since January 1, 2001, he has served as Chairman and Chief Executive Officer of Bank One's First USA credit card unit. He was the President and Chief Operating Officer of US Bancorp from July 1999 through November 2000. From September 1993 until July 1999 he served as Vice Chairman and President of the consumer products division of US Bancorp. Mr. Heasley serves as a director of Fidelity National Financial, Inc.; Schwans Enterprises, Inc.; Visa USA and Visa International. He also served as a director at Cray Research Corporation from 1993 to 1996 and SunAmerica, Inc. from 1997 to 1999. Mr. Heasley serves as a director of the Basilica of Saint Mary Endowment Fund, Catholic Charities of the Archdiocese of St. Paul and Minneapolis, Minneapolis Club and Walker Art Center. His past civic board affiliations include Advantage Minnesota, the Minnesota Opera, the St. Paul Chamber of Commerce and the Science Museum of Minnesota. He holds a B.A. in History from Marist College and an M.B.A. from Bernard Baruch Graduate School of Business, both in New York. Mr. Heasley is 52 years old.

      Guy R. Henshaw, Director. Mr. Henshaw was elected a director in February 1994. He is currently a partner in Henshaw/Vierra Management Counsel, L.L.C. From January 1992 to September 1995, he was Chairman and Chief Executive Officer of Payday, a payroll outsourcing services company. From 1984 to 1991 he was President, Chief Financial Officer and a director of Civic BanCorp. He also serves as a director of Sleepy Cat Software, iSystems LLC and R&D Antibodies Inc., all private companies. Mr. Henshaw is the vice chairman of the John Muir/Mt. Diablo Health System and a Trustee of Ripon College. He holds a B.A. in Economics from Ripon College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Henshaw is 55 years old.

      David S. P. Hopkins, Director. Dr. Hopkins was elected a director in August 1994. He is Director of Health Information Improvement at the Pacific Business Group on Health, a non-profit coalition of 45 large private and public sector employers. From January 1995 until January 1996, he was an independent consultant in health care. Prior to that, he was Vice President, Client Services and Corporate Development of International Severity Information Systems, Inc., a medical severity indexing software and consulting firm. A graduate of Harvard University, he earned both his Ph.D. in Operations Research and his M.S. in Statistics at Stanford University. Dr. Hopkins is 58 years old.

      Margaret L. Taylor, Director. Ms. Taylor was elected a director in December 1999. Ms. Taylor is currently the Chief Executive Officer of Venture Builders, LLC, which provides a variety of services to startup businesses. From 1989 until January 1999, she was a Senior Vice President of PeopleSoft, Inc., a developer of enterprise client/server application software products. She holds a B.A. in Psychology and Communications from Lone Mountain College in San Francisco, California. Ms. Taylor is 50 years old.

      If any nominee is unable or declines to serve (a contingency which the Company does not now foresee), the proxies in the accompanying form will be voted for any nominee who may be nominated by the present Board of Directors to fill such vacancy or the size of the Board may be reduced accordingly.

      Officers are elected at the first meeting of the Board of Directors following the Annual Meeting of Stockholders at which the directors are elected. Officers serve until their successors are elected and qualified. There are no family relationships between any of the directors, nominees for director and any executive officer.

Board Meetings and Committees

      During fiscal 2001, the Board of Directors had standing Audit, Compensation and Nominating committees.

      The Audit Committee consists of A. George Battle, Guy R. Henshaw and David
S. P. Hopkins. The Audit Committee monitors the effectiveness of the audit conducted by the Company's independent auditors and of the Company's internal financial and accounting controls, and reports its findings to the Board of Directors. The committee meets with management and the independent auditors as may be required. The independent auditors have full and free access to the Audit Committee without the presence of management. The Audit Committee held eight meetings during fiscal 2001.

      The Compensation Committee consists of Philip G. Heasley, A. George Battle and Margaret L. Taylor. This committee determines all aspects of the compensation of the Company's executive officers. This Committee also administers the Company's 1992 Long-term Incentive Plan. The Compensation Committee held 13 meetings in fiscal 2001.

      The Nominating Committee consists of David S. P. Hopkins, Tony J. Christianson, Guy R. Henshaw and Robert M. Oliver. This committee is responsible for identifying appropriate candidates for election to the Board. No procedure has been established for the consideration of nominees recommended by stockholders.

      During the past fiscal year, there were five regular meetings and one special meeting of the Board of Directors. Each incumbent director attended more than 75% of the aggregate number of all board meetings and meetings of committees on which the director served during fiscal 2001.

Directors' Compensation

      In fiscal 2001, non-employee directors other than the Chairman were compensated at the rate of $20,000 per year plus $1,000 for each Board meeting attended. The Chairman is currently compensated at the rate of $100,000 per year for services as Chairman and other consulting work, plus $2,000 for each Board meeting attended. See "Certain Relationships and Related Transactions" below. Non-employee directors who chair standing committees, currently the Audit, Nominating and Compensation committees, receive an additional $5,000 per year.

      Under the Company's 1992 Long-term Incentive Plan as amended, members of the Board of Directors who are not employees of the Company ("Outside Directors"), receive a grant of 30,000 nonqualified stock options (the "Initial Grant") upon election as an Outside Director and a grant of nonqualified options for 7,500 shares on the date of each annual meeting provided such person has been an Outside Director since the prior annual meeting (the "Annual Grant"). In addition, each Outside Director who serves as a standing committee chairperson receives 1,500 nonqualified options. The exercise price of all such options is equal to the fair market value of Common Stock on the date of grant. The Initial Grants vest in 20% increments on each of the first through fifth anniversary dates of such person's election as a director and expire 10 years after grant. Annual Grants are immediately exercisable upon grant and, effective November 2000, expire 10 years after grant. All such options granted to an Outside Director since November 1999 are also exercisable in full upon termination of such Outside Director's services for any reason. Options granted prior to November 1999 are only exercisable in full in the event of the termination of such Outside Director's service because of death, total and permanent disability or voluntary retirement at or after age 65, or a change in control of the Company.

Vote Required

      A plurality of the votes case is required for the election of the directors.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote "FOR" each of the nominees LISTED ABOVE.

                                   PROPOSAL 2

        AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has adopted a resolution proposing an amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 35,000,000 to 100,000,000. The number of authorized preferred shares will remain unchanged at 1,000,000 shares. As of November 30, 2001, the Company had 23,751,920 shares of Common Stock issued and outstanding which includes 942,512 shares held in treasury. An additional 7,200,428 authorized and unissued shares were reserved for future issuance under the Company's stock plans, of which 4,630,991 authorized and unissued shares were covered by outstanding options and 2,569,437 authorized and unissued shares were available for future grant or purchase. The remaining 4,047,652 authorized and unissued shares were unreserved.

      The Board of Directors believes that the authorized Common Stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives designed to enhance stockholder value. The additional authorized shares will provide the Company with greater flexibility to use its capital stock, without further stockholder approval, for various purposes including, without limitation, expanding the Company's businesses and product lines through the acquisition of other businesses or products, stock dividends (including stock splits in the form of stock dividends), raising capital, providing equity incentives to employees, officers and directors and establishing strategic relationships with other companies. The Company currently does not have specific agreements or plans that would involve the issuance of the proposed additional authorized shares, although it intends to continue to consider transactions from time to time that would result in such issuances. The Company cannot assure the stockholder that any such transactions will be consummated on favorable terms or at all or, if consummated, that any such transaction will enhance stockholder value. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a stockholder who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

      The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Common Stock may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights.

      The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      As amended, Article 4(a) of the Restated Certificate of Incorporation shall read in its entirety as follows:

            4. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred one million (101,000,000), of which one million (1,000,000) shares shall be Preferred Stock of the par value of $.01 per share, and one hundred million

      (100,000,000) shares shall be Common Stock of the par value of $.01 per share. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) if the increase or decrease is approved by the holders of a majority of the shares of Common Stock, without the vote of the holders of the shares of Preferred Stock or any series thereof, unless any such Preferred holders are entitled to vote thereon pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Certificate of Incorporation, the only stockholder approval required shall be that of a majority of the combined voting power of the Common and Preferred Stock so entitled to vote.

Vote Required and Effective Date

      The affirmative vote of the holders of a majority of the Common Stock outstanding on the record date is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after approval at the Annual Meeting.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF ARTICLE 4(a) OF THE RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

             AMENDMENT OF THE FAIR, ISAAC AND COMPANY, INCORPORATED
                          1992 LONG-TERM INCENTIVE PLAN

      The Board of Directors has approved, subject to stockholder approval, two amendments to the Company's 1992 Long-term Incentive Plan (the "Plan"). The first amendment would increase from 75,000 to 250,000 shares the maximum number of shares of the Company's common stock that may be subject to one or more stock options granted under the Plan to any individual in a fiscal year. The second amendment would provide that annual retainer fees payable to Outside Directors may be paid in the form of options to purchase the Company's common stock.

Increase in maximum number of shares of common stock subject to annual stock option grants to 250,000 shares

      Since the Plan was originally adopted in 1992, it has contained a provision that limits the maximum number of shares of the Company's common stock subject to one or more options granted under the Plan to any person in a fiscal year. The current limit is 75,000 shares. The purpose of this limitation is to permit the Company to obtain favorable tax treatment for grants of nonstatutory stock options ("NSOs") made under the Plan.

      Companies generally are entitled to claim a tax deduction in the year an NSO is exercised based on the difference between the fair market value of the shares on the date of exercise and the option exercise price. Section 162(m) of the Internal Revenue Code limits a publicly-traded company's ability to obtain a tax deduction for compensation in excess of $1 million per annum paid to the chief executive officer and the four other most highly compensated officers. Compensation from the exercise of stock options will be included in such compensation and will be subject to the $1 million cap, unless options are issued under a "performance based" plan. A stock option granted under a stock option plan will qualify as "performance based" if, among other things, it contains a limit on the number of shares subject to options that can be granted to one individual in a fiscal year and the plan containing this limit is approved by stockholders.

      The Board of Directors believes that stock-based compensation is an important factor in attracting and retaining key employees, including senior management and aligns their interests with those of the stockholders of the

Company. In the past two fiscal years, the Company has hired a president and chief executive officer, a chief financial officer and a chief information officer. In two instances, the option package necessary to attract these officers exceeded and in one the option package necessary equaled the 75,000 share limitation in the Plan, resulting in the shares being issued under separate option arrangements outside of the Plan. Accordingly, the Company will not be able to deduct compensation associated with the exercise of such options to the extent that such compensation, together with any other compensation paid to any such officer exceeds $1 million in the fiscal year that the options granted outside of the Plan are exercised. Further the Compensation Committee's decision to award the Company's President and Chief Executive Officer, Thomas G. Grudnowski, options to purchase 150,000 shares for 2001 also resulted in the Company having to issue 75,000 of his options outside of the Plan, with the same potential less favorable tax consequences.

      The Board of Directors commissioned a survey of its peer companies by a national compensation consulting firm and determined that the maximum shares allowable for grant to an individual in a year was below the 25th percentile among such peer companies. Further, the Board of Directors believes that the 75,000 share annual limit contained in the Plan is inconsistent with the level of compensation necessary to attract and retain key executives in the market in which the Company operates. Moreover, the Board believes that by granting options outside of the Plan in order to remain competitive, the Company is losing the opportunity for valuable tax deductions for stock options it believes it must continue to grant to attract and retain qualified individuals. Based on the advice of the national compensation consulting firm, the Board of Directors proposes to amend the Plan to increase the maximum number of shares of the Company's common stock that may be subject to one or more stock options that may be granted to any one individual under the Plan in a fiscal year of the Company from 75,000 shares to 250,000 shares.

      The Board of Directors is not proposing any increase in the total number of shares available for grant under the Plan.

Amendment to Allow Outside Directors to take Stock Options in lieu of Annual Cash Retainer

      The Company also believes that promoting Company stock ownership by its directors aligns the interest of the directors with that of the Company. Currently, Outside Directors are entitled to receive, among other compensation, an annual cash retainer in the amount of $20,000, which is payable after the Company's annual meeting, for services of such Outside Directors until the Company's next annual meeting.

      The same national consulting firm engaged by the Board of Directors to determine an appropriate maximum number of shares that may be subject to stock options granted in any fiscal year has determined, taking into account the attendant circumstances, a fair economic value for the options to purchase the Company's common stock to be equal to fifty percent (50%) of the fair market value of the Company's common stock at the time of the stock option grant.

      Based on the foregoing, the Board of Directors proposes, subject to stockholder approval, to grant to each of its Outside Directors the right to elect, prior to receiving his or her annual retainer, to receive such annual retainer in the form of options to purchase the Company's common stock instead of cash, on terms that are the same as the Annual Grants (see "Non-Employee Directors" below).

Overview of the 1992 Long-term Incentive Plan

      The following description of the Plan is a summary only. All capitalized terms not defined in this Proxy Statement have the meanings set forth in the Plan. Any stockholder who wishes to review the text of the Plan can obtain a copy by writing to the Company to the attention of the Company's Corporate Secretary.

History

      The Plan was originally adopted by the Company's Board of Directors on November 23, 1992, and approved by the Company's stockholders at the annual meeting held on February 2, 1993. On November 21, 1995, the Board of Directors adopted certain amendments which were approved by the stockholders at the annual meeting held on February 6, 1996. An additional amendment to the Plan to permit certain gifts of non-qualified stock options was adopted by the Board of Directors on December 23, 1996. This amendment did not require stockholder approval. On November 25, 1997, the Board of Directors adopted certain amendments increasing the number of restricted shares, stock units and options available for grant each year. This amendment was approved by the stockholders at the annual meeting held on February 3, 1998. On November 19, 1999, the Board of Directors adopted certain amendments to provide grants to outside directors and earmark a number of shares for such grants, and approved by the Company's stockholders at the annual meeting held on February 1, 2000. On November 21, 2000 the Board of Directors adopted certain amendments, that did not require shareholder approval. These amendments provide for the Compensation Committee to delegate their duties under the Plan to an officer or officers of the Company to grant awards under the Plan pursuant to Committee established guidelines and to provide that options granted to Outside Directors shall terminate on the earliest of (i) the 10th anniversary of the date of grant, (ii) the date three months after the termination of such Outside Director's service for any reason other than death or total and permanent disability as defined in the Plan, or (iii) the date 12 months after the termination of such Outside Director's service with the Board because of his or her death or total and permanent disability as defined in the Plan. On June 4, 2001, the Company effected a three-for-two stock split in the form of a Common Stock dividend. To prevent dilution, outstanding options, in addition to the number of shares available for grant and annual grant limits, have been adjusted to reflect the stock split. As a result of the Common Stock dividend, the Plan was restated effective November 16, 2001.

Purpose

      The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by attracting and retaining eligible individuals with exceptional qualifications, by encouraging such individuals to focus on long-range objectives, and by linking participants directly to stockholder interests through increased stock ownership.

Types of Awards

      The Plan provides for awards in the form of restricted shares, stock units or options which may be granted in tandem with stock appreciation rights ("SARs"), or any combination thereof. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares must pay at least the par value of such restricted shares to the Company. The Plan requires that the exercise price of any option granted under the Plan be at least equal to the fair market value of the Company's Common Stock on the date of grant. As of November 30, 2001, the fair market value of the Company's stock (defined by the Plan as the closing price of the Company's Common Stock as reported by the New York Stock Exchange) was $59.14 per share.

Administration and Eligibility

      The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee selects the individuals who will receive awards, determines the size of any award and establishes any vesting or other conditions. Employees and non-employee directors of the Company (or any subsidiary of the Company) are eligible to participate in the Plan, although incentive stock options ("ISOs") may be granted only to employees. The participation of non-employee Directors of the Company is limited to grants of NSOs, as described below. There are currently seven non-employee directors and approximately 1,470 employees who are eligible to participate in the Plan.

      The Committee has full discretion to determine the size and condition of any award granted under the Plan, subject to an annual limitation on the total number of options that may be granted to any individual in any fiscal year. Therefore, the awards that will be received by each of the officers named in the Summary Compensation Table above, the executive officers as a group and all other employees under the amended Plan are not presently determinable. Details with respect to Plan awards granted during the last three years to such named officers are presented above in the Summary Compensation Table.

Shares Subject to the Incentive Plan

      As of November 30, 2001, the total number of restricted shares, stock units and options (which may be granted in combination with SARs) currently available for grant under the Plan is 431,120 shares. There are options for a total of 3,915,366 shares outstanding, of which 1,047,910 are currently exercisable and 2,867,456 are not yet exercisable. However, those options would become available for new awards under the Plan if they are forfeited or otherwise terminate prior to exercise. Currently, there are no shares of restricted stock issued under the Plan. In addition, the plan limits the aggregate number of shares available for grants as ISOs to 2,250,000, of which 1,223,254 remain available within the limits of the Plan. The number of shares available for grant under the Plan is increased on the first day of each fiscal year by a number equal to four percent (4%) of the number of shares of the Company's Common Stock outstanding on the last day of the preceding fiscal year. Notwithstanding the foregoing limitations, an additional 225,000 shares were authorized for grant to outside directors, of which 3,000 remain available for grant.

Terms of Awards

      Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied. Restricted shares are nontransferable prior to vesting (except for certain transfers to a trustee). Restricted shares have the same voting and dividend rights as other shares of Common Stock.

      A stock unit represents the equivalent of one share of Common Stock and is nontransferable prior to the holder's death (except for certain transfers to a trustee). Vested stock units will be settled at the time determined by the Committee in the form of cash, Common Stock or a combination thereof. A holder of stock units has no voting rights or other privileges as a stockholder but is entitled to receive dividend equivalents on his or her units equal to the amount of dividends paid on the same number of shares of Common Stock. Dividend equivalents may be converted into additional stock units or settled in the form of cash, Common Stock or a combination thereof. If the time of settlement is deferred, interest or additional dividend equivalents may be credited on the deferred payment.

      Options may be issued as NSOs or ISOs, which are intended to qualify for special tax treatment. The exercise price of any option under the Plan must be equal to or greater than the fair market value of the Common Stock on the date of grant. Both NSOs and ISOs may be granted in combination with SARs, or SARs may be added to outstanding NSOs at any time after the grant. A SAR permits the participant to elect to receive any appreciation in the value of the optioned stock directly from the Company, in shares of Common Stock or cash or a combination thereof, in lieu of exercising the option. The Committee has discretion to determine the form in which such payment will be made. The amount payable upon exercise of a SAR is measured by the difference between the market value of the optioned stock at exercise and the option exercise price. Generally, SARs may be exercised at any time after the underlying NSO or ISO vests. Upon exercise of a SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. The term of an ISO cannot exceed ten years. ISOs and SARs are nontransferable prior to the optionee's death; NSOs may be transferred to family members (including certain trusts) of the optionee.

Limit on Individual Awards

      The Plan currently limits the number of shares covered by options that may be granted to any individual in any fiscal year to 75,000 shares. Under the current proposal, this limit would be increased to 250,000 shares. Under Section 162(m) of the Internal Revenue Code, the Company may not claim a deduction for tax purposes for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers in excess of $1 million per person per fiscal year. However, compensation arising out of the exercise of NSOs is deductible by the Company without limit if certain conditions are met including approval by stockholders of the material provisions of the Plan (including the number of shares available for grant), administration by a committee composed entirely of outside directors, and a limit on the size of grants to any individual. The Board believes that options granted under the Plan meet all of these conditions.

Non-Employee Directors

      The Plan provided for (i) a grant of options for 30,000 shares to each person who becomes an "Outside Director" on or after February 1, 2000 (the "Initial Grant"), (ii) a grant of options for 7,500 shares to each "Outside Director" on the date of the annual meeting of stockholders provided such person has been an "Outside Director" since the prior annual meeting (the "Annual Grants"), and (iii) a grant of options for 1,500 shares to each Outside Director who acts as chairperson to a standing committee. Initial Grants vest in 20 percent increments on each of the first through fifth anniversary dates of such person becoming an Outside Director and expire ten years after grant. Annual Grants vest immediately and expire ten years after grant. An "Outside Director" is defined by the Plan as "a member of the Board who is not a common-law employee of the Company or of a subsidiary of the Company." The Plan further provides that the exercise price of all options so granted to Outside Directors shall be equal to 100 percent of the fair market value of the Company's Common Stock on the date of grant.

      Under the current proposal, the Outside Directors of the Board will be given the right to receive their annual retainer in the form of options to purchase the Company's Common Stock at the rate of 50 percent of the fair market value of the Company's Common Stock on the date of the grant of the stock options to the Outside Directors. The exercise price of such options shall be equal to 100 percent of the fair market value of the Company's Common Stock on the date of grant.

Federal Income Tax Consequences of Options

      Neither the optionee nor the Company will incur any federal income tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time a NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied. Awards under the Plan may provide that if any payment (or transfer) by the Company to a recipient would be nondeductible by the Company for federal income tax purposes, then the aggregate present value of all such payments (or transfers) will be reduced to an amount which maximizes such value without causing any such payment (or transfer) to be nondeductible.

Amendment and Adjustment of Grants

      The Committee is authorized, within the provisions of the Plan, to amend the terms of outstanding restricted shares or stock units, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options. However, the Company has never "repriced" options previously granted. The Plan provides for appropriate adjustments in the number of shares available for future awards as well as the exercise price of and the number of shares covered by outstanding options in the event of a reclassification, stock split, combination of shares, stock dividend, extraordinary cash dividend or other recapitalization of the Company. In the event of a merger, awards will be subject to the agreement of merger or reorganization.

Amendment and Termination of Plan

      The Board of Directors may amend the Plan at any time and in any respect, subject to stockholder approval if required by law. The Plan will remain in effect until terminated by the Board of Directors, except that, under the Plan as amended in 1997, no ISO may be granted after November 24, 2007.

Vote Required and Effective Date

      The affirmative vote of a majority of the shares present and entitled to vote is required for approval. The amendments to the Plan will become effective upon approval by the stockholders.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENTS TO THE PLAN.

                                   PROPOSAL 4

                      RATIFICATION OF INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP as the Company's independent auditors for the Company's fiscal year ending September 30, 2002. KPMG LLP has served as the Company's independent auditors since May 1991. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make statements and/or respond to appropriate questions from stockholders present at the meeting. Although stockholder ratification of the Company's independent auditors is not required by the Company's bylaws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to its stockholders for ratification as a matter of good corporate practice. If not ratified, the Board of Directors may reconsider the selection, although the Board of Directors will not be required to select different independent auditors for the Company.

Audit and Non-Audit Fees

      Audit Fees: The aggregate fees billed by KPMG LLP for services rendered for the annual audit of the Company's consolidated financial statements for 2001 and quarterly reviews of the financial statements included in the Company's Forms 10-Q was $196,750.

      Financial Information Systems Design and Implementation Fees: The aggregate fees billed by KPMG LLP for financial information systems design and implementation was zero.

      All Other Fees: The aggregate fees billed by KPMG LLP for tax services was $180,939.

      The Audit Committee has considered whether the provision of services other than audit services by KPMG LLP is compatible with maintaining KPMG's independence.

Vote Required

      The affirmative vote of a majority of the shares present and entitled to vote is required for approval.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 30, 2001, by
(i) each of the Company's directors and nominees for director, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock.

                                                                                  Beneficial Ownership(1)
Directors, Nominees, Executive Officers                                          -------------------------
and 5% Stockholders                                                                 Number     Percent(2)
-------------------------------------------------------------------------------  -----------  ------------
Entities affiliated with Blum Capital Partners, L.P.(3)
     909 Montgomery Street, Suite 400
     San Francisco, CA 94133                                                       1,807,650      7.9%

Kayne Anderson Rudnick Investment Management(4)
     1800 Avenue of the Stars, #200
     Los Angeles, CA 90067                                                         1,804,306      7.9%

Brown Capital Management(4)
     1201 North Calvert Street
     Baltimore, MD 21202                                                           1,648,575      7.2%

Entities affiliated with Neuberger Berman, Inc.(5)
     605 Third Avenue
     New York, NY 10158-3698                                                       1,382,638      6.1%

Judith W. Isaac (4,6)
     200 Smith Ranch Road
     San Rafael, CA 94903                                                          1,139,687      5.0%

Irene D. Gilbert, Henk J. Evenhuis and Rich Deal, Trustees for
         Fair, Isaac Employee Stock Ownership Trust
         200 Smith Ranch Road
         San Rafael, CA 94903                                                        660,937      2.9%

Irene D. Gilbert, Henk J. Evenhuis and Rich Deal, Trustees for
     Fair, Isaac Employee Stock Ownership Trust for Non-U.S. Employees
     200 Smith Ranch Road
     San Rafael, CA 94903                                                              6,858       *

Thomas G. Grudnowski(7)                                                              288,125      1.3%
Larry E. Rosenberger(8,9)                                                            487,102      2.1%
Henk J. Evenhuis(10)                                                                  27,250       *
Eric J. Educate                                                                          483       *
Mark P. Pautsch                                                                            0
A. George Battle(11)                                                                  42,599       *
Tony J. Christianson(12)                                                              24,000       *
Philip G. Heasley(13)                                                                  6,000       *
Guy R. Henshaw(14)                                                                    39,450       *
David S. P. Hopkins(15)                                                               26,700       *

Robert M. Oliver(16)                                                                  38,500       *
Margaret L. Taylor(17)                                                                12,000       *

All executive officers and directors as a group--(15 persons)(8, 18)               1,015,629      4.5%

* Represents holdings of less than 1%.

1. To the Company's knowledge the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2. Percentages are calculated with respect to a holder of stock options exercisable on or prior to January 29, 2002, as if such holder had exercised such option. Shares deemed issued to a holder of stock options pursuant to the preceding sentence are not included in the percentage calculation with respect to any other stockholder.

3. Information as to this shareholder is based on the most recent report on Form 13D/G filed by such stockholder.

4. Information as to this stockholder is based on the most recent report on Form 13-D/G filed by such stockholder, and confirmed orally by such stockholder to the Company.

5. The information reported is based on information provided by Neuberger Berman, LLC as of November 30, 2001 with respect to its ownership of Fair, Isaac Common Stock. Neuberger Berman, LLC has sole voting power with respect to 415,333 shares, shared voting power with respect to 961,650 shares and shared dispositive power with respect to all the shares reported in the table.

6. Includes 371,250 shares held as co-trustee (with F. L. Adams) and as beneficiary under a trust.

7.    Represents options for 288,125 shares.

8. Includes the shares allocated to such individual's account under the Company's Employee Stock Ownership Plan (amounts have been rounded to the nearest share). Shares allocated to the accounts of listed individuals are also included in the total shown for the Trustees of the Employee Stock Ownership Trust.

9.    Includes options for 131,706 shares.

10.   Represents options for 27,250 shares.

11. Includes options for 39,000 shares. Also includes 2,950 shares held by Mr. Battle's son who resides with him and includes 150 shares held by his sister for whom he has dispositive power. Mr. Battle disclaims beneficial ownership of such shares.

12.   Represents options for 24,000 shares.

13.   Includes options for 6,000 shares.

14.   Includes options for 37,200 shares.

15.   Includes options for 25,200 shares.

16.   Includes options for 4,800 shares.

17.   Includes options for 10,500 shares.

18.   Includes shares included in notes (7), (8), (9), (10), (11), (12), (13),
      (14), (15), (16) and (17) above, including a total of 631,844 shares subject to options exercisable on or prior to January 29, 2002.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the cash and non-cash compensation awarded to, earned by or paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended September 30, 2001.

                                                                         Long-term Compensation
                                                                     -------------------------------
                                                                       Awards          Payouts
                                                                       ------          -------
                                          Annual Compensation        Securities       Long-term
                                  ---------------------------------  Underlying     Incentive Plan       All Other
              Name                  Year     Salary        Bonus       Options         Payouts         Compensation(5)
-------------------------------   --------  --------    -----------  ----------   ------------------  ----------------
Thomas G. Grudnowski .......        2001    $400,000    $160,130(1)     150,000               0                0
   President and Chief              2000     666,666     133,333         60,000               0                0
   Executive Officer                1999          --          --        630,000              --               --

Mark P. Pautsch ............        2001    $268,749    $218,168(2)      45,000               0         $  6,800
   Vice President and               2000      32,989           0        172,500               0              770
   Chief Information Officer        1999          --          --             --              --               --

Larry E. Rosenberger .......        2001    $269,250    $ 76,810(3)      30,000               0         $ 11,047
   Vice President                   2000     252,000      19,960         37,934        $482,292          224,735
                                    1999     245,250     127,737         33,375         107,736           17,982

Eric J.  Educate ...........        2001    $237,500    $ 85,632(4)      22,500               0         $  6,800
   Vice President                   2000      57,500           0         45,000               0            1,755
                                    1999          --          --             --              --               --

Henk J. Evenhuis ...........        2001    $237,500    $ 39,900(3)      15,000               0         $  6,800
   Vice President,                  2000     215,625      17,079        114,000               0            6,400
   Chief Financial Officer          1999          --          --             --              --               --
   and Secretary

-------------------------

1. Represents the bonus paid for two out of three factors under the Employee Incentive Plan. As of the date of this proxy statement the individual participant performance portion of the bonus has not been calculated. See "Compensation Committee Report on Executive Compensation; CEO Compensation".

2. Represents a guaranteed cash bonus pursuant to the terms of Mr. Pautsch's Employment Agreement.

3. For fiscal 2001 this amount represents the cash bonus paid under the Company's Employee Incentive Plan. See description under "Compensation Committee Report on Executive Compensation; Fiscal Year 2001 Employee Incentive Plan".

4. Represents a cash bonus paid under the Company's North American Sales Plan. See description under "Compensation Committee Report on Executive Compensation".

5. Represents the value of employer contributions to the Company's 401(k) Plan and allocations to the Company's Employee Stock Ownership Plan. For fiscal 2001, employer 401(k) contributions were $0, $6,800, $6,800, $6,800, $6,800 and $6,800 for Messrs. Grudnowski, Pautsch, Rosenberger, Educate, Evenhuis respectively; the value of ESOP dividends were $0, $0, $4,247, $0 and $0 for Messrs. Grudnowski, Pautsch, Rosenberger, Educate and Evenhuis, respectively.

Option Grants in Last Fiscal Year

                                                 Individual Grants                          Potential Realizable Value
                          --------------------------------------------------------------    at Assumed Annual Rates of
                            Number of      % of Total                                      Stock Price Appreciation for
                           Securities       Options                                              Option Term(5)
                           Underlying      Granted to          Exercise                   -----------------------------
                            Options       Employees in        Price per     Expiration
         Name               Granted       Fiscal Year(4)        share           Date             5%             10%
-----------------------   ------------  ------------------  -------------  -------------  ---------------  -------------
Thomas G. Grudnowski....    75,000(1)          5.06            $40.0000        2/6/2011       $1,886,684    $4,781,227
                            75,000(2)          5.06            $47.4000        5/1/2011       $2,235,720    $5,665,754

Mark P. Pautsch ........    45,000(3)          3.04            $40.6667       4/24/2011       $1,150,878    $2,916,551

Larry E. Rosenberger....    30,000(3)          2.02            $40.6667       4/24/2011       $  767,252    $1,944,367

Eric J. Educate ........    22,500(3)          1.50            $40.6667       4/24/2011       $  575,439    $1,458,276

Henk J. Evenhuis .......    15,000(3)          1.01            $40.6667       4/24/2011       $  383,626    $  972,184

-------------------------

1. Granted at fair market value and exercisable annually over four years commencing February 6, 2002.

2. Granted at fair market value and exercisable annually over four years commencing May 1, 2002.

3. Granted at fair market value and exercisable annually over four years commencing April 24, 2002.

4.    Based on approximately 1,482,409 options granted to employees in fiscal
      2001.

5. The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's stock. If the Company's stock does not increase in value, then the option grants described in the table will be valueless.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

                                                                    Number of Securities         Value of Unexercised
                                                                   Underlying Unexercised           In-the-Money
                                                                     Options at FY End           Options at FY End(2)
                               Shares Acquired       Value       --------------------------  ----------------------------
          Name                   on Exercise      Realized(1)    Exercisable  Unexercisable  Exercisable    Unexercisable
----------------------------   ----------------  ------------    -----------  -------------  -----------    -------------
Thomas G. Grudnowski......         100,000        $4,133,025       235,625       504,375      $5,623,357      $9,601,244

Mark P. Pautsch...........          43,125        $1,224,790             0       174,375      $        0      $2,174,093

Larry E. Rosenberger......               0        $        0       131,706        89,979      $3,055,440      $1,541,236

Eric J. Educate...........          11,250        $  386,602             0        56,250      $        0      $  768,563

Henk J. Evenhuis..........          20,000        $  810,855         8,500       100,500      $  193,205      $2,194,206

-------------------------

1. Equal to the market value of the Company's Common Stock on the date the options were exercised, less the exercise price.

2. Based on the closing price of the Company's Common Stock as reported by the New York Stock Exchange for September 28, 2001 ($47.23), less the exercise price.

Employment Agreements

      The Company and Thomas G. Grudnowski entered into an employment agreement dated August 23, 1999, and amended December 3, 1999, and amended December , 2001 ("Grudnowski Employment Agreement"). Mr. Grudnowski has served as the Company's Chief Executive Officer and as a director since December 2, 1999. The Grudnowski Employment Agreement has a term of four years, subject to earlier termination under certain circumstances. The Grudnowski Employment Agreement provides that, during fiscal 2000, Mr. Grudnowski will be paid at an annualized rate of $800,000 ($666,666 base salary and fixed bonus of $133,333). Beginning in fiscal 2001, the Grudnowski Employment Agreement provides that Mr. Grudnowski will receive an annual salary of $400,000, with an incentive target of $400,000 upon the attainment of certain strategic, business and financial objectives to be mutually determined by Mr. Grudnowski and the Board of Directors within 90 days following the beginning of each fiscal year. The incentive bonus through 2001 ranged from zero to $800,000. Pursuant to the Grudnowski Employment Agreement, the Company has granted Mr. Grudnowski options vesting over four years to purchase up to 630,000 shares of Common Stock at fair market value as of August 23, 1999 and options to purchase 60,000 shares of Common Stock at fair market value as of December 3, 1999, which vested January 1, 2000. The options to purchase Common Stock vest fully upon termination of Mr. Grudnowski's employment without cause, upon a change in control of the Company or upon termination of employment owing to Mr. Grudnowski's death or disability. The Grudnowski Employment Agreement further provides that if the Company should terminate Mr. Grudnowski's employment without cause, then the Company will pay Mr. Grudnowski, among other things, twice Mr. Grudnowski's then base salary and twice the incentive award granted by the Company to Mr. Grudnowski for the period immediately prior to termination. In December, 2001, the Grudnowski Employment Agreement was amended to provide that Mr. Grudnowski's base salary for 2002 shall be $550,000 and his incentive award may be from zero to twice his base salary, with a target equal to the base salary, depending on the achievement of the objectives determined as described above. Portions of this incentive award may be earned and paid quarterly, under the provisions of the Company's general employee incentive plan, as determined by the Compensation Committee. The December 2001 amendment also rescinded the Company's obligation contained in the Employment Agreement as executed in August, 1999 to reimburse Mr. Grudnowski's relocation expenses, should he and his family relocate from Minnesota to the San Francisco, California Bay Area. In lieu thereof, the Company will make available to Mr. Grudnowski, on a non-exclusive basis, a rental apartment in San Rafael, California for his use while on Company business.

      The Company and Mark P. Pautsch entered into an employment agreement dated August 8, 2000 (the "Pautsch Employment Agreement"). Mr. Pautsch has served as the Company's Vice President and Chief Information Officer since that date. The Pautsch Employment Agreement has a four-year term. The Pautsch Employment Agreement provides that during fiscal 2000, Mr. Pautsch will be paid a base salary of $250,000. Beginning in fiscal 2001, Mr. Pautsch will receive annual increases for the next four (4) years in an amount equal to at least eight percent (8%) of his base salary. Mr. Pautsch is eligible to receive a target incentive award of 65% of his base salary, with an actual award of between zero and twice the target amount. Pursuant to the Pautsch Employment Agreement, the Company granted Mr. Pautsch options vesting over four years to purchase 172,500 shares of Common Stock at fair market value on August 8, 2000. The options to purchase Common Stock vest fully upon a change in control of the Company or upon termination of employment owing to Mr. Pautsch's death or disability. If the Company terminates Mr. Pautsch's employment without cause, options to purchase Common Stock vesting within twelve months of the date of his termination shall vest immediately, and Mr. Pautsch is required to exercise all vested options within 90 days. The Pautsch Employment Agreement further provides that if the Company terminates Mr. Pautsch's employment without cause, then the Company will pay Mr. Pautsch, among other things, twice Mr. Pautsch's then base salary and twice the incentive award granted by the Company (assuming targets for which Mr. Pautsch is responsible have been achieved) for the period immediately prior to termination. Mr. Pautsch also received a $40,000 signing bonus which was paid on January 1, 2001.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is composed entirely of Outside Directors. The Committee determines all aspects of the compensation of the Company's executive officers and also administers the Company's 1992 Long-term Incentive Plan under which grants of stock options or restricted stock may be awarded to any employee.

      The primary objectives of the Company's executive compensation program are to provide a level of compensation that will attract and retain well qualified executives, to structure their compensation packages so that a significant portion is tied to achieving targets for revenue growth and operating margin, and to align their interests with those of the Company's stockholders through the use of stock-based compensation.

      In fiscal 2001, the Company's executive compensation program consisted of three main components: annual base salary, participation in the Company's Employee Incentive Plan, and the opportunity to receive awards of stock options or restricted stock.

      The executive officers were eligible for the same benefits available generally to the Company's employees, including group health and life insurance and participation in the Company's employee stock purchase and 401(k) plans, and a profit sharing contribution to the 401(k) accounts made at the discretion of the Board of Directors. The Company also maintains a Supplemental Retirement and Savings Plan for the benefit of certain highly compensated employees, including most executive officers.

Annual Base Salary

      The Compensation Committee determines the annual base salary of each of the Company's executive officers, including the Chief Executive Officer. The same principles are applied in setting the salaries of all officers to ensure that salaries are equitably established. Salaries are determined annually by considering the officer's duties and responsibilities within the Company and business unit, the officer's ability to impact the operations and profitability of the Company, the officer's experience and past individual performance, operational and strategic company performance, and competitive salary levels.

Fiscal Year 2001 Employee Incentive Plan

      Substantially all of the Company's employees participate in incentive plans based on the Company's performance with respect to goals for revenue growth and operating margin set by the Board of Directors for each fiscal year. An incentive compensation target amount is determined for each participant at the beginning of the fiscal year. The ratio of incentive plan target to base salary increases with the level of the employee's responsibilities. The Compensation Committee sets the incentive compensation targets for each of the executive officers. Compensation increases for executive officers in recent years have primarily resulted from increases in incentive plan targets, reflecting the Committee's emphasis on performance-based pay. During fiscal 2001, the Employee Incentive Plan involved quarterly evaluation of three performance factors: the Company's actual performance with respect to revenue growth and operating margin goals previously established by the Board of Directors, the performance of various revenue units, and individual participant performance. Each of these three components received a one-third weighting, however they were linked such that positive or negative performance in one component influenced the remaining two.

North American Sales Plan

Mr. Educate received his bonus for fiscal year 2001 under this plan. His target was determined at the beginning of the fiscal year. Mr. Educate's sales compensation plan was based equally on new business bookings and revenue generated by the Company. The plan provides for quarterly bonus payments.

Options and Restricted Stock

      The Committee may award options to purchase the Company's Common Stock or shares of restricted stock to any employee, including the executive officers, under the Company's 1992 Long-term Incentive Plan. The exercise price for all options granted under this plan must be at least equal to the fair market value of the shares on the date of grant. The amounts of stock options granted to executive officers are based on the same factors as are set forth above with respect to annual base salaries. Awards of options were made to Messrs. Grudnowski, Pautsch, Rosenberger, Educate and Evenhuis in fiscal 2001 and are reflected in the Option Grants in Last Fiscal Year Table and Aggregated Option Exercises in Last Fiscal Year Table and Fiscal Year-End Option Values Table above.

Limits on Tax-Deductible Compensation

      Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance based. The Committee believes that the 1992 Long-term Incentive Plan meets the rules currently in effect so that compensation arising from the exercise of options granted under that plan will be deductible by the Company. The 630,000 options granted to Mr. Grudnowski in fiscal 1999 and the 75,000 options granted to Mr. Evenhuis in fiscal 2000 and the 172,500 options granted to Mr. Pautsch in fiscal 2000 as part of their inducements to accept employment with the Company and the 75,000 options granted to Mr. Grudnowski in fiscal 2001 were not granted under the Plan and do not qualify for the exemption from Section 162(m) and has resulted in compensation to Messrs. Grudnowski, Evenhuis and Pautsch which is not deductible by the Company.

CEO Compensation

      The Company's Chief Executive Officer is compensated pursuant to an employment agreement entered into in August 1999, as amended in December 1999 and December 2001 (the "Grudnowski Employment Agreement"). The Grudnowski Employment Agreement was negotiated in connection with the Company's hiring of Mr. Grudnowski as Chief Executive Officer. The Grudnowski Employment Agreement, which extends to December 1, 2003, subject to earlier termination under certain circumstances, provides for an annual base salary of $400,000 for fiscal 2001. Mr. Grudnowski is eligible to receive a bonus of between $0 and $800,000, based upon the Company achieving certain business and financial objectives mutually agreed upon between Mr. Grudnowski and the Board of Directors of the Company. In fiscal 2001, Mr. Grudnowski's incentive bonus was determined using the same three performance factors as the Company's employees. The factor measured by the Company's performance was the same for all employees. The revenue unit performance factor was determined using an average of all the Company's units. Mr. Grudnowski's personal component had not been determined as of the date of this proxy statement.

      In connection with the Grudnowski Employment Agreement, Mr. Grudnowski received options to purchase 690,000 shares of the Company's Common Stock, of which options for 630,000 shares vest over a period of four years and options for 60,000 shares fully vested on January 1, 2000. In fiscal 2001, options to purchase 150,000 shares of Common Stock were granted to Mr. Grudnowski based on operational and strategic company performance, individual performance, improvement in the market value of the Company's Common Stock and competitive compensation levels.

                                A. George Battle
                                 Guy R. Henshaw
                               Margaret L. Taylor

Compensation Committee Interlocks and Insider Participation

      A. George Battle, Philip G. Heasley and Margaret L. Taylor served as the members of the Company's Compensation Committee for the fiscal year ended September 30, 2001. However, Mr. Heasley replaced Mr. Henshaw who served as a member from October 1, 2000 until February 6, 2001. Messrs. Battle, Henshaw and Heasley and Ms. Taylor are Outside Directors and had no other relationship with the Company for the fiscal year ended September 30, 2001. None of the executive officers of the Company had any "interlock" relationships to report during the fiscal year ended September 30, 2001.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of the Board of Directors of the Company is composed of three independent directors who meet New York Stock Exchange listing standards for director independence. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are A. George Battle, Guy R. Henshaw and David S.P. Hopkins. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

      In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

      Based upon the Audit Committee's discussion with management and the independent auditors, and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001, to be filed with the Securities and Exchange Commission.

                                                      A. George Battle
                                                      Guy R. Henshaw
                                                      David S. P. Hopkins

Performance Graph

      The following graph shows the total stockholder return of an investment of $100 in cash on September 30, 1996, in the Company's Common Stock, the Research Data Group, Inc. ("RDG") Indices for the Standard & Poors 500 Stocks (U.S. Companies) and a group of peer companies selected by the Company with reinvestment of dividends. The reported dates are the last trading dates of the Company's fiscal year which ends on September 30.

      The peer group consists of Acxiom Corporation; Barra, Inc.; Equifax, Inc.; First Data Corporation; Harte-Hanks, Inc.; HNC Software and Total Systems Services, Inc. The companies in the peer group represent a variety of data management, payment processing and decision service providers and software developers. These indices relate only to stock prices and do not purport to afford direct comparison of the business or financial performance of the companies. The Company does not believe there are any publicly traded companies that compete with the Company across the full spectrum of its product and service offerings. American Management Systems has been replaced by Equifax, Inc., First Data Corporation and Total Systems Services, Inc. in the peer group since these companies are alliance partners of the Company, as well as investment comparables as defined by some equity research analysts. Barra, Inc. is headquartered near the Company's headquarters and competes with the Company for available technical staff.

Comparison of Five-Year Cumulative Return

      Measurement Period             Fair, Isaac and Company,         RDG Index for            Self-determined
     (fiscal year covered)                 Incorporated             S&P 500 Peer Group         Peer Group Index
--------------------------------  -----------------------------  ------------------------   -----------------------
             9/96                              100.0                       100.0                     100.0
             9/97                             114.43                      140.45                     97.54
             9/98                              86.50                      153.15                     80.20
             9/99                              72.89                      195.74                    107.95
             9/00                             111.08                      221.74                    107.00
             9/01                             184.60                      162.71                    129.19

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has an agreement with Robert M. Oliver under which he has agreed to make himself available to the Company for approximately 1,000 hours per year at the rate of $100,000 per year for so long as he remains Chairman of the Company's Board of Directors. The term of the agreement began January 1, 1996, and continues indefinitely until terminated. This agreement will terminate effective upon Dr. Oliver's retirement as Chairman of the Board at the time of the Annual Meeting.

      In June 2001, the Company entered into a consulting relationship with Cherry Tree Development, a private investment advisory firm. Tony J. Christianson, one of the Company's directors, is a 50% equity owner of Cherry Tree Development. Under the agreement, Cherry Tree Development provides the Company with consulting services on marketplace dynamics, joint ventures, acquisitions, investments and similar strategic business development opportunities. The Company pays Cherry Tree Development $30,000 per month plus up to $3,000 per month in expenses. The engagement has a term of six months and may be terminated by the Company upon 30 days notice.

      Pursuant to a letter dated April 23, 2001, Robert D. Sanderson resigned from the Board of Directors and in such letter expressed his disagreement with a proposal, unanimously recommended to the Board of Directors by the Compensation Committee, that the Company's Chief Executive Officer, Thomas G. Grudnowski, should receive an option to purchase 75,000 shares of the Company's Common Stock. The options were granted pursuant to an individual stock option agreement because it, together with other stock options granted to Mr. Grudnowski during fiscal 2001, would have exceeded the individual annual grant limitation set forth in the Company's 1992 Long-term Incentive Plan. The option grant provided for an exercise price equal to the fair market value of the Common Stock on the date of grant and for vesting over a four-year period. Following Mr. Sanderson's resignation, the option grant was unanimously approved by the Company's Board of Directors.

                                 OTHER BUSINESS

      The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but if other matters properly come before the meeting it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.

        SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING EMPLOYEES COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission"), thereunder require the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Company employees generally prepare these reports on the basis of information obtained from each director, officer and certain greater than 10% owners. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, executive officers and greater than 10% owners during the last fiscal year were filed on time.

                     SUBMISSION OF PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received at the Corporate Secretary's Office, 200 Smith Ranch Road, San Rafael, California 94903, no later than 5:00 p.m. on September 6, 2002, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

      In order for business, other than a stockholder proposal included in the Company's proxy statement and form of proxy, to be properly brought before the 2003 Annual Meeting by a stockholder, the stockholder must give timely written notice thereof to the Corporate Secretary of the Company and must otherwise comply with the Company's Bylaws. The Company's Bylaws provide that, to be timely, a stockholder's notice must be received by the Corporate Secretary at the Company's principal executive offices no less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. If the Company gives less than 70 days notice or prior public disclosure of the scheduled meeting date, then, to be timely, the stockholder's notice must be received no later than the earlier of (i) the close of business on the tenth day following the day on which such notice was mailed or such disclosure was made, whichever occurs first, and (ii) two days prior to the scheduled meeting date.

                                By Order of the Board of Directors


                                Henk J. Evenhuis
                                Vice President, Chief Financial
                                Officer and Secretary

Dated: December 28, 2001

                                                                                                                Please mark
                                                                                                               your votes as   |X|
                                                                                                                indicated in
                                                                                                                this example

                                                                WITHHOLD                                       FOR  AGAINST  ABSTAIN
                                                    FOR         FOR ALL    2. To approve an amendment to
                                                all nominees    NOMINEES      the Company's Restated           |_|     |_|      |_|
1. Election of Directors                           BELOW         BELOW        Certificate of Incorporation to
                                                 (except as    (except as     increase the number of shares of
   If you wish to withhold authority             indicated)    indicated)     Common Stock authorized for
   to vote for any individual nominee,                                        issuance from 35,000,000 to
   strike a line through that nominee's              |_|          |_|         100,000,000 shares.
   name in the list below:
                                                                           3. To approve amendments to the     FOR  AGAINST  ABSTAIN
01 A. George Battle, 02 Philip G. Heasley,                                    Company's 1992 Long-term
03 Guy R. Henshaw, 04 David S.P. Hopkins,                                     Incentive Plan as described in   |_|     |_|      |_|
05 Tony J. Christianson, 06 Margaret L. Taylor, and                           the accompanying Proxy
07 Thomas G. Grudnowski                                                       Statement.

                                 I Plan to attend the Meeting |_|          4. To ratify the appointment of     FOR  AGAINST  ABSTAIN
                                                                              KPMG LLP as the Company's
                                                                              independent auditors for the     |_|     |_|      |_|
                                                                              current fiscal year.

                                                                           5. In their discretion upon such
                                                                              other business as may properly
                                                                              come before the meeting.

                                                                                        THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                                                        VOTED AS DIRECTED BY THE UNDERSIGNED
                                                                                        STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE,
                                                                                        THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES
                                                                                        LISTED IN PROPOSAL 1 (SUBJECT TO
                                                                                        DISCRETIONARY ALLOCATION OF VOTES BY THE
                                                                                        PROXIES IN THE EVENT CUMULATIVE VOTING IS
                                                                                        APPLICABLE, AS DESCRIBED IN THE ACCOMPANYING
                                                                                        PROXY STATEMENT) AND "FOR" ITEMS 2, 3 AND 4.

                                                                                        (Note: Sign exactly as your name appears on
                                                                                        this proxy card. If shares are held jointly
                                                                                        each holder should sign. When signing as
                                                                                        attorney, executor, administrator, trustee
                                                                                        or guardian, please give full title as such.
                                                                                        If corporation or partnership, please sign
                                                                                        in firm name by authorized person.)

Signature(s) _______________________________________________ Dated _______, 2002
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

PROXY                                                                      PROXY

                          Fair, Isaac and Company Logo

                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING FEBRUARY 5, 2002

      The undersigned hereby appoints A. George Battle and Thomas G. Grudnowski, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Fair, Isaac and Company, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 5, 2002, or any postponement or adjournment thereof.

                 (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                                                                                                Please mark
                                                                                                               your votes as   |X|
                                                                                                                indicated in
                                                                                                                this example

                                                                WITHHOLD                                       FOR  AGAINST  ABSTAIN
                                                    FOR         FOR ALL    2. To approve an amendment to
                                                all nominees    NOMINEES      the Company's Restated           |_|     |_|      |_|
1. Election of Directors                           BELOW         BELOW        Certificate of Incorporation to
                                                 (except as    (except as     increase the number of shares of
   If you wish to withhold authority             indicated)    indicated)     Common Stock authorized for
   to vote for any individual nominee,                                        issuance from 35,000,000 to
   strike a line through that nominee's              |_|          |_|         100,000,000 shares.
   name in the list below:
                                                                           3. To approve amendments to the     FOR  AGAINST  ABSTAIN
01 A. George Battle, 02 Philip G. Heasley,                                    Company's 1992 Long-term
03 Guy R. Henshaw, 04 David S.P. Hopkins,                                     Incentive Plan as described in   |_|     |_|      |_|
05 Tony J. Christianson, 06 Margaret L. Taylor, and                           the accompanying Proxy
07 Thomas G. Grudnowski                                                       Statement.

                                 I Plan to attend the Meeting |_|          4. To ratify the appointment of     FOR  AGAINST  ABSTAIN
                                                                              KPMG LLP as the Company's
                                                                              independent auditors for the     |_|     |_|      |_|
                                                                              current fiscal year.

                                                                           5. In their discretion upon such
                                                                              other business as may properly
                                                                              come before the meeting.

                                                                                        THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                                                        VOTED AS DIRECTED BY THE UNDERSIGNED
                                                                                        STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE,
                                                                                        THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES
                                                                                        LISTED IN PROPOSAL 1 (SUBJECT TO
                                                                                        DISCRETIONARY ALLOCATION OF VOTES BY THE
                                                                                        PROXIES IN THE EVENT CUMULATIVE VOTING IS
                                                                                        APPLICABLE, AS DESCRIBED IN THE ACCOMPANYING
                                                                                        PROXY STATEMENT) AND "FOR" ITEMS 2, 3 AND 4.

                                                                                        (Note: Sign exactly as your name appears on
                                                                                        this proxy card. If shares are held jointly
                                                                                        each holder should sign. When signing as
                                                                                        attorney, executor, administrator, trustee
                                                                                        or guardian, please give full title as such.
                                                                                        If corporation or partnership, please sign
                                                                                        in firm name by authorized person.)

Signature(s) _______________________________________________ Dated _______, 2002
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

PROXY                                                                      PROXY

                          Fair, Isaac and Company Logo

                          EMPLOYEE STOCK OWNERSHIP PLAN
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING FEBRUARY 5, 2002

      The undersigned hereby appoints A. George Battle and Thomas G. Grudnowski, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Fair, Isaac and Company, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 5, 2002, or any postponement or adjournment thereof.

                 (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                    APPENDIX

                      FAIR, ISAAC AND COMPANY, INCORPORATED

                          1992 LONG-TERM INCENTIVE PLAN

               As amended and restated effective November 16, 2001

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1. INTRODUCTION ...................................................  5

ARTICLE 2. ADMINISTRATION .................................................  5

      2.1 Committee Composition ...........................................  5
      2.2 Committee Responsibilities ......................................  5

ARTICLE 3. SHARES AVAILABLE FOR GRANTS ....................................  6

      3.1 Basic Limitation ................................................  6
      3.2 Additional Shares ...............................................  6
      3.3 Dividend Equivalents ............................................  6
      3.4 Outside Director Option Limitations .............................  6

ARTICLE 4. ELIGIBILITY ....................................................  6

      4.1 General Rules ...................................................  6
      4.2 Outside Directors ...............................................  6
      4.3 Ten-Percent Stockholders ........................................  7
      4.4 Limitation on Option Grants .....................................  8

ARTICLE 5. OPTIONS ........................................................  8

      5.1 Stock Option Agreement ..........................................  8
      5.2 Awards Nontransferable ..........................................  8
      5.3 Number of Shares ................................................  8
      5.4 Exercise Price ..................................................  8
      5.5 Exercisability and Term .........................................  8
      5.6 Effect of Change in Control .....................................  8
      5.7 Modification or Assumption of Options ...........................  9

ARTICLE 6. PAYMENT FOR OPTION SHARES ......................................  9

      6.1 General Rule ....................................................  9
      6.2 Surrender of Stock ..............................................  9
      6.3 Exercise/Sale ...................................................  9
      6.4 Exercise/Pledge .................................................  9
      6.5 Promissory Note .................................................  9

      6.6 Other Forms of Payment ..........................................  9

ARTICLE 7. STOCK APPRECIATION RIGHTS ...................................... 10

      7.1 Grant of SARs ................................................... 10
      7.2 Exercise of SARs ................................................ 10

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS .............................. 10

      8.1 Time, Amount and Form of Awards ................................. 10
      8.2 Payment for Awards .............................................. 10
      8.3 Vesting Conditions .............................................. 10
      8.4 Form and Time of Settlement of Stock Units ...................... 11
      8.5 Death of Recipient .............................................. 11
      8.6 Creditors' Rights ............................................... 11

ARTICLE 9. VOTING AND DIVIDEND RIGHTS ..................................... 11

      9.1 Restricted Shares ............................................... 11
      9.2 Stock Units ..................................................... 11

ARTICLE 10. PROTECTION AGAINST DILUTION ................................... 12

      10.1 Adjustments .................................................... 12
      10.2 Reorganizations ................................................ 12

ARTICLE 11. LONG-TERM PERFORMANCE AWARDS .................................. 12

ARTICLE 12. LIMITATION ON RIGHTS .......................................... 12

      12.1 Retention Rights ............................................... 12
      12.2 Stockholders' Rights ........................................... 12
      12.3 Regulatory Requirements ........................................ 13

ARTICLE 13. LIMITATION ON PAYMENTS ........................................ 13

      13.1 Basic Rule ..................................................... 13
      13.2 Reduction of Payments .......................................... 13
      13.3 Overpayments and Underpayments ................................. 13
      13.4 Related Corporations ........................................... 14

ARTICLE 14. WITHHOLDING TAXES ............................................. 14

      14.1 General ........................................................ 14
      14.2 Share Withholding .............................................. 14

ARTICLE 15. ASSIGNMENT OR TRANSFER OF AWARDS .............................. 14

ARTICLE 16. FUTURE OF PLAN ................................................ 15

      16.1 Term of the Plan ............................................... 15
      16.2 Amendment or Termination ....................................... 15

ARTICLE 17. DEFINITIONS ................................................... 15

ARTICLE 18. EXECUTION ..................................................... 18

      FAIR, ISAAC AND COMPANY, INCORPORATED 1992 LONG-TERM INCENTIVE PLAN
              AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 16, 2001

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on November 23, 1992, subject to approval by the Company's stockholders. The Plan was amended and restated by the Board on November 21, 1995, on November 25, 1997, on November 19, 1999, on November 21, 2000 and on November 16, 2001 subject to approval by the Company's stockholders. The Plan was also amended by the Board on December 23, 1996. All share amounts in this restatement have been adjusted to reflect the 100% stock dividend paid by the Company on June 26, 1995 and 50% stock dividend paid by the Company on June 4, 2001. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

ARTICLE 2. ADMINISTRATION.

      2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board (although Committee functions may be delegated by the Committee to an officer or officers to the extent that the Awards relate to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act)."

      2.2 Committee Responsibilities. The Committee shall (a) unless delegated to an officer or officers in accordance with Section 2.1, select the Key Employees who are to receive Awards under the Plan and determine the type, number, vesting requirements and other conditions of such Awards, (b) interpret the Plan and (c) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons."

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

      3.1 Basic Limitation. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units and Options awarded under the Plan shall not exceed 2,100,000 plus the number of Common Shares remaining available for awards under the Company's 1987 Stock Option Plan and Stock Option Plan for Non-employee Directors (the "Prior Plans") at the time this Plan is first approved by the stockholders. (No additional grants shall be made under the Prior Plans after this Plan has been approved by the stockholders.) Effective October 1, 1997, and on each October 1 thereafter for the remaining term of the Plan, the aggregate number of Shares which may be issued under the Plan to individuals shall be increased by a number of Common Shares equal to 4 percent of the total number of Common Shares outstanding at the end of the most recently concluded fiscal year. Any Common Shares that have been reserved but not issued as Restricted Shares, Stock Units or Options during any fiscal year shall remain available for grant during any subsequent fiscal year. Notwithstanding the foregoing, no more than 2,250,000 Common Shares shall be available for the grant of ISOs for the remaining term of the Plan. The aggregate number of Common Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Article 10.

      3.2 Additional Shares. If any Stock Units or Options are forfeited or if any Options terminate for any other reason before being exercised, then such Stock Units or Options shall again become available for Awards under the Plan. If any options under the Prior Plans are forfeited or terminate for any other reason before being exercised, then such options shall become available for additional Awards under this Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards.

      3.3 Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units or Options available for Awards, whether or not such dividend equivalents are converted into Stock Units.

      3.4 Outside Director Option Limitations. Notwithstanding the limitations set forth in Section 3.1 above, effective February 1, 2000, there shall be an additional 225,000 aggregate number of Options available for awards under the Plan to Outside Directors as further described in Section 4.2 below.

ARTICLE 4. ELIGIBILITY.

      4.1 General Rules. Only Key Employees shall be eligible for designation as Participants by the Committee. Key Employees who are Outside Directors shall only be eligible for the grant of the NSOs described in Section 4.2.

      4.2 Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

            (a) Outside Directors shall receive no Awards other than the NSOs described in this Section 4.2.

            (b)(i) Each person who first becomes an Outside Director on or after the date of the Company's 2000 annual meeting of stockholders shall, upon becoming an Outside Director, receive an NSO covering 30,000 Common Shares (subject to adjustment under Article 10), hereinafter referred to as an "Initial Grant". Such Initial Grant shall become exercisable in increments of 6,000 shares (subject to adjustment under Article 10) on each of the first through fifth anniversaries of the date of grant.

                  (ii) Each Outside Director who was acting as an Outside
            Director prior to the Company's 2000 annual meeting of stockholders shall be entitled to receive an NSO grant of Common Shares in an amount sufficient to increase his or her Initial Grant to 30,000 Common Shares effective as of the date of such annual meeting.

                  (iii) On the date of each annual meeting of stockholders of the Company held on or after January 1, 2000, each Outside Director who has been an Outside Director at least since the prior annual meeting shall receive an NSO covering 7,500 Common Shares (subject to adjustment under Article 10), hereinafter referred to as an "Annual Grant." Such Annual Grants shall be exercisable in full on the date of grant.

                  (iv) On the date of each annual meeting of stockholders of the
            Company held on or after January 1, 2000, each Outside Director who chairs a standing committee at the direction of the Chairman of the Board shall receive an NSO covering an additional 1,500 Common Shares (subject to Adjustment under Article 10) hereinafter referred to as a "Committee Grant". Such Committee Grant shall be exercisable in full on the date of grant.

            (c) All NSOs granted to an Outside Director under this Section 4.2 shall also become exercisable in full in the event of the termination of such Outside Director's service for any reason.

            (d) The Exercise Price under all NSOs granted to an Outside Director under this Section 4.2 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

            (e) All Initial Grants granted to an Outside Director under this
      Section 4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant, (ii) the date three months after the termination of such Outside Director's service for any reason other than death or total and permanent disability or (iii) the date 12 months after the termination of such Outside Director's service because of death or total and permanent disability."

      4.3 Ten-Percent Stockholders. A Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

      4.4 Limitation on Option Grants. No person shall receive Options for more than 75,000 Common Shares (subject to adjustment under Article 10) in any single fiscal year of the Company.

ARTICLE 5. OPTIONS.

      5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

      5.2 Awards Nontransferable. Except as provided in Article 15(b), no Option granted under the Plan shall be transferable by the Optionee other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

      5.3 Number of Shares. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

      5.4 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.

      5.5 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

      5.6 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that any or all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

      5.7 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

      6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

            (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

            (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

      6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than twelve months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

      6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or other party approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

      6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

      6.5 Promissory Note. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note; provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.

      6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

      7.1 Grant of SARs. At the discretion of the Committee, an SAR may be included in each Option granted under the Plan, other than the NSOs granted to Outside Directors under Section 4.2. Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after his or her death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO.

      7.2 Exercise of SARs. An SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to the restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as an SAR only in the event of a Change in Control.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS.

      8.1 Time, Amount and Form of Awards. Restricted Shares or Stock Units with respect to an Award Year may be granted during such Award Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised.

      8.2 Payment for Awards. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient shall be required to pay the Company in lawful money of the U.S. an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Stock Units or treasury shares, no cash consideration shall be required of Award recipients.

      8.3 Vesting Conditions. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

      8.4 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

      8.5 Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

      8.6 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9. VOTING AND DIVIDEND RIGHTS.

      9.1 Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

      9.2 Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10. PROTECTION AGAINST DILUTION.

      10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the number of NSOs to be granted to Outside Directors under
Section 4.2, (c) the number of Stock Units included in any prior Award which has not yet been settled, (d) the number of Common Shares covered by each outstanding Option or (e) the Exercise Price under each outstanding Option. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

      10.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

ARTICLE 11. LONG-TERM PERFORMANCE AWARDS.

The Company may grant long-term performance awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall reduce the number of Common Shares available under Article 3.

ARTICLE 12. LIMITATION ON RIGHTS.

      12.1 Retention Rights. Neither the Plan nor any award granted under the Plan shall be deemed to give any individual a right to remain an employee or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

      12.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

      12.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13. LIMITATION ON PAYMENTS.

      13.1 Basic Rule. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Key Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be non-deductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 13. For purposes of this Article 13, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

      13.2 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Key Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Key Employee may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Key Employee within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Key Employee promptly of such election. For purposes of this Article 13, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 13 shall be binding upon the Company and the Key Employee and shall be made within 60 days of the date when a payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Key Employee such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Key Employee in the future such amounts as become due to him or her under the Plan.

      13.3 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Key Employee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Key Employee which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Key Employee to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Key Employee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

      13.4 Related Corporations. For purposes of this Article 13, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 14. WITHHOLDING TAXES.

      14.1 General. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

      14.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 15. ASSIGNMENT OR TRANSFER OF AWARDS.

      (i) Except as provided in Article 14, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Article 15 shall be void. However, this Article 15 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant's death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 15 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

      (ii) Notwithstanding paragraph (i) above, an NSO or portion thereof may be transferred by the Optionee by gift to (a) the Optionee's immediate family, (b) a partnership consisting solely of the Optionee and/or immediate family, or (c) to a trust established for the benefit of the Optionee and/or one or more members of the immediate family of the Optionee (including a charitable remainder trust whose income beneficiaries consist solely of such persons), provided that such transfer will not be effective until notice of such transfer is delivered to the Corporation. For purposes of this paragraph (ii) "immediate family" means spouse, children and grandchildren. An Option or portion thereof may also be transferred pursuant to a domestic relations order of a court of competent jurisdiction.

ARTICLE 16. FUTURE OF THE PLAN.

      16.1 Term of the Plan. The Plan, as set forth herein, shall become effective upon approval by the Stockholders of the Company. The Plan shall remain in effect until it is terminated under Section 16.2, except that no ISOs shall be granted after November 24, 2007.

      16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan, except that the provisions of Section 4.2 relating to Outside Directors shall not be amended more than once in any six-month period. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 17. DEFINITIONS.

      17.1 "Award" means any award of an Option (with or without a related SAR), a Restricted Share or a Stock Unit under the Plan.

      17.2 "Award Year" means a fiscal year with respect to which an Award may be granted.

      17.3 "Board" means the Company's Board of Directors, as constituted from time to time.

      17.4 "Change in Control" means the occurrence of either of the following events:

            (a) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

                  (i) Had been directors of the Company 24 months prior to such change; or

                  (ii) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

            (b) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

      17.5 "Code" means the Internal Revenue Code of 1986, as amended.

      17.6 "Committee" means a committee of the Board, as described in Article
2.

      17.7 "Common Share" means one share of the Common Stock of the Company.

      17.8 "Company" means Fair, Isaac and Company, Incorporated, a Delaware corporation.

      17.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      17.10 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

      17.11 "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

            (a) If the Common Shares were traded over-the-counter on the date in question, whether or not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported bid and asked prices quoted by the NASDAQ system for such date;

            (b) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

            (c) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the Research Section of the National Association of Securities Dealers or in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

      17.12 "ISO" means an incentive stock option described in section 422(b) of the Code.

      17.13 "Key Employee" means (a) a key common-law employee of the Company or of a Subsidiary, as determined by the Committee, or (b) an Outside Director. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Sections 4.1 and 4.2.

      17.14 "NSO" means an employee stock option not described in sections 422 or 423 of the Code.

      17.15 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

      17.16 "Optionee" means an individual or estate who holds an Option.

      17.17 "Outside Director" shall mean a member of the Board who is not a common-law employee of the Company or of a Subsidiary.

      17.18 "Participant" means an individual or estate who holds an Award.

      17.19 "Plan" means this Fair, Isaac and Company, Incorporated 1992 Long-Term Incentive Plan, as it may be amended from time to time.

      17.20 "Restricted Share" means a Common Share awarded under the Plan.

      17.21 "SAR" means a stock appreciation right granted under the Plan.

      17.22 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

      17.23 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

      17.24 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share and awarded under the Plan.

      17.25 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 18. EXECUTION.

To record the adoption of the amended and restated Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                    FAIR, ISAAC AND COMPANY, INCORPORATED


                                    By    /s/  Henk J. Evenhuis
                                      ------------------------------------------
                                               Henk J. Evenhuis
                                      Vice President, Chief Financial
                                           Officer and Secretary